SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported)  March 31, 1997


                              FREDERICK BREWING CO.
             (Exact name of registrant as specified in its charter)

                                    MARYLAND
                 (State or other jurisdiction of incorporation)


         0-27800                                                   52-1769647
(Commission File Number)                       (IRS Employer Identification No.)

4607 Wedgewood Boulevard, Frederick, Maryland                         21703
(Address of principal executive offices)                            (Zip Code)


Registrant's telephone number, including area code:  (301) 694-7899



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Item 5.        Other Events.

               On March 31, 1997 the Registrant completed its offering of 8% Cumulative Convertible Preferred Stock, Series A ("Series A Stock"). The offering was made under Section 4(2) of the Securities Act. A total of 1,848 shares were sold at a price of $500 per share, including 630 shares issued to the general contractor of the Company's brewery facility for construction services and costs. The Series A Stock is convertible into common stock at an average conversion price of $3.71955 per share. The placement agent were Ryan, Lee & Company, Incorporated and Solomonson & Associates, Inc. A sales commission of 10% was paid. The offering wa sold to 13 accredited and 22 non-accredited persons under Section 4(2) to U.S. persons. Each purchasers executed an investment letter whereon he was required to acknowledge the restricted nature of the investment in the Series A Stock and consented to the placement of a restrictive legend on the certificates representing the Series A Stock.

               With the completion of this offering, together with the offering described in Item 9 and having met certain other requirements, the Company has completed its performance under the Forbearance Agreements with its lenders and the alleged defaults described therein are deemed to have been cured. Signet Bank has completed all funding under the loan documents.


Item 7.      Financial Statements,Pro Forma Financial Information and Exhibits.

               (c)         Exhibits

               3.3     Articles Supplementary for Series B Convertible Preferred
                        Stock.

Item 9.        Sales of Equity Securities Pursuant to Regulation S.

               On March 31, 1997 the Registrant closed on the first subscription for 3,750 shares of Series B Convertible Preferred Stock. As of April 8, 1997 the Registrant had closed the sale of a total of 2,525 shares (for $2,525,000 in gross proceeds) under Regulation S and 1,225 shares (for $1,225,000 in gross proceeds) under Section 4(2) to U.S. purchasers. Sales commissions of 12% were paid. World Capital Funding acted as the placement agent. The Series B Convertible Preferred Stock is convertible into common stock at the lower of $3.50 per share or 70% of the closing bid price of the common stock averaged over the five days prior to conversion. The U.S. offering was sold to three accredited and six non-accredited persons, and the Regulation S offering was sold to 8 non-U.S. Persons. Each purchaser signed an investment letter acknowledging the restricted nature of the investment in the Series B Convertible Preferred Stock and consented to the placement of a restrictive legend on the certificates representing the Shares. The Regulation S purchasers also made representations as to their status as non-U.S. persons.


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                                   SIGNATURES

               Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated:     April 10, 1997                         FREDERICK BREWING CO.



                                                  By:     /s/ Kevin Brannon
                                                         Chairman and Chief
                                                         Executive Officer


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